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                                                                 Exhibit 10.54

                                   PROMISSORY NOTE

$ 300,000.00                                                     May 9, 1997



         FOR VALUE RECEIVED, the undersigned H. Laurence Shaw, an individual residing at 86 Druid Hill Road, Summit New Jersey 07901 ("Maker"), hereby promises to pay to the order of Xytronyx, Inc. a Delaware corporation having offices at 6730 Mesa Ridge Road, San Diego, CA 92121 ("Payee"), the principal sum of Three Hundred Thousand Dollars ($300,000.00)(the "Loan Amount") on the earlier of (1) the date which is 15 days following the sale of the Maker's residence located at 86 Druid Hill Road, Summit NJ 07901 (the "NJ Residence") or
(2) December 17, 2001. This note shall not be interest bearing and has been entered into in connection with an employee relocation loan intended to be exempt from section 7872 of the Internal Revenue Code of 1986, as amended. The Maker agrees that the Loan Amount will be used solely for the purpose of purchasing the Maker's new principal residence. The Maker further agrees that without the prior permission of the payee, he will not permit any liens, other than such liens as may be in place as of the date hereof, to be placed against the NJ Residence until such time as the Loan Amount has been repaid.

         Payment hereunder is to be made in lawful money of the United States of America at the above offices of the Payee, or such other place as the holder hereof shall designate to the undersigned in writing.

         This Note may be prepaid in whole or in part without premium or penalty.

         Upon the failure of the Maker to pay principal when due and payable, the Maker shall reimburse the holder hereof on demand for all expenses incurred by the holder hereof, including reasonable fees and expenses of counsel, in connection with the collection of amounts due under this Note.

         This Note shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the choice of law principles of such State.




                                               -------------------------------
                                               Address: 86 Druid Hill Road
                                                        Summit NJ 07901